UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 4, 2007

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers; Compensatory Arrangements of Certain Officers.

Asbury Automotive Group, Inc. (the “Company”) and Charles Oglesby (“Mr. Oglesby”), entered into an amended employment agreement for Mr. Oglesby (the “Agreement”), effective as of May 4, 2007 (the “Effective Date”), pursuant to which Mr. Oglesby shall serve as the Chief Executive Officer and President of the Company.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Agreement.  The significant provisions of the Agreement are as follows:

•                  Mr. Oglesby’s term of employment under the Agreement (the “Term”) commences on the Effective Date and remains in effect until the third anniversary thereof. The Term renews automatically for additional one-year periods, unless either party provides notice of non-renewal at least 60 days prior to the end of the then-current Term, subject to earlier termination in accordance with the terms of the Agreement.  Mr. Oglesby’s duties are to be performed at such locations as the Company requires, as determined by the Company’s Board of Directors (the “Board”) from time to time.

•                  Mr. Oglesby shall be paid a base salary (the “Base Salary”) at a rate of $825,000 per annum.  The Board shall review Mr. Oglesby’s Base Salary on or before May 1, 2008, and annually thereafter, and may increase (but not decrease) his then current Base Salary in its sole discretion.

•                  For calendar year 2007 and each year during the remainder of the Term, Mr. Oglesby shall, pursuant to the Company’s Key Executive Compensation Plan, be entitled to earn an annual bonus (an “Annual Bonus”) on a calendar year basis equal to 100% of his then current Base Salary (the “Target Bonus”), which shall be payable if the Company achieves specified objectives (the “Targets”) established by the Compensation Committee.  The Targets shall be substantially similar to the annual bonus targets established for other corporate officer senior executives.  The Annual Bonus shall not be subject to a floor or guaranteed minimum, but Mr. Oglesby shall be eligible to receive additional amounts in excess of the Target Bonus, which may be payable under the Company’s incentive compensation plans as in effect from time to time.

•                  During the Term, Mr. Oglesby shall be eligible to participate in the equity and other long term incentive compensation plans, and in such medical, dental, disability, life insurance, deferred compensation and other benefit plans, as the Company shall maintain for the benefit of corporate office senior executives generally, on the terms and subject to the conditions set forth in such plans.  Mr. Oglesby shall also be entitled to four weeks of paid vacation annually and an automobile allowance of $2,000 per month. During the first year of the Term, Mr. Oglesby shall also be entitled to the use of an apartment in the city in which the Company’s headquarters are then located. The cost of such apartment shall not, without Board approval, exceed the cost of the apartment currently maintained by the Company for the business use of its executives. After the first year of the Term, the Company shall review its relocation assistance policies with respect to Mr. Oglesby.

•                  Mr. Oglesby is subject to a non-competition covenant during the Term and for two years thereafter, a non-solicitation covenant during the Term and for one year thereafter, and a non-disclosure covenant during the Term and thereafter.  Following the date of his termination of employment with the Company, Mr. Oglesby’s ownership and operation of an automobile dealership shall not breach the non-competition covenant, so long as such dealership (i) was never owned by the Company nor considered as a possible acquisition as of the date of such termination, (ii) is not located within 50 miles of any dealership owned by the Company or under consideration as a possible acquisition as of the date of such termination, (iii) does not employ any employee of the Company (or any person who was an employee of the Company during the 12-month period preceding the date of such termination), and (iv) does not violate any agreement between the Company and any manufacturer or distributor of motor vehicles or any policy of any such manufacturer or distributor.

•                  In the event of Mr. Oglesby’s “Termination” (defined to include a termination of employment (i) by the Company for any reason, other than death, “Disability,” “Retirement” or “Cause” (each such term as defined in the Agreement), (ii) by Mr. Oglesby for “Good Reason” (as defined below) within a specified time period, or (iii) by Mr. Oglesby for Good Reason or any reason during the 30-day period following the first anniversary of a “Change of Control” (as defined in the Agreement)) prior to a Change of Control, the Company shall continue to pay Mr. Oglesby compensation for the next twelve months on regular payroll dates at twice the rate of Base Pay in effect as of the date of such termination of employment, and, following the first anniversary thereof, the Company shall pay Mr. Oglesby an amount equal to 200% of the Target Bonus in effect as of the date of such termination of employment, payable in equal payments on regular payroll dates over the next twelve months. One-half of the foregoing payments are in consideration for Mr. Oglesby’s agreement to the covenants described above “Covenant Pay”), and the balance of the payments are provided as a severance benefit (“Severance Pay”). The Severance Pay shall also include a portion of the Target Bonus for the calendar year in which such termination occurs, prorated for the partial year of employment and paid in equal payments over the 24-month period beginning on the date of such termination, in the same manner as the foregoing payments. During such 24-month period, Mr. Oglesby shall also be entitled to continued participation in any health, dental, disability and life insurance plans in which he was participating immediately prior to the date of such termination.  The term “Good Reason” is defined to include the involuntary reduction of Mr. Oglesby’s Base Salary, the involuntary relocation of the Company’s headquarters more than 50 miles away from any location in which the Company maintains an office as of the Effective Date, the involuntary and material diminution of duties or job title not corrected within 30 days following notice (not including the Board’s naming of a successor CEO, the Board’s assigning a portion of Mr. Oglesby’s duties to a potential successor CEO, or, as a result of a Change of Control, the Company’s ceasing to be a public company or Mr. Oglesby’s no longer having the functions, responsibilities and duties held by the officer of a public company), or the Company’s breach of any material provision of the Agreement.

•                  In the event of Mr. Oglesby’s Termination within two years following a Change of Control, the Company shall provide Mr. Oglesby all of the payments and benefits described above, except that the Severance Pay and the Covenant Pay shall be paid as a lump sum payment.

•                  In the event of a Change of Control, Mr. Oglesby’s deferred compensation, restricted stock, restricted stock units, and stock options shall automatically vest (with all stock options remaining exercisable for two years thereafter, subject to earlier expiration pursuant to the terms of the application plan or award agreement), and all performance units shall be treated as set forth in the applicable award agreement (and any termination of Mr. Oglesby’s employment for Good Reason or any reason during the 30-day period following the first anniversary of a Change of Control shall be treated as an involuntary termination by the Company).  To the extent that any payments to Mr. Oglesby would constitute “parachute payments” under Section 280G of the Internal Revenue Code, such payments shall be reduced to the applicable safe harbor amount, unless the net after-tax amount of the unreduced payments would exceed the safe harbor amount.

•                  In the event of Mr. Oglesby’s Retirement, the Company shall continue to pay Mr. Oglesby compensation (“Retirement Pay”) for the next twelve months on regular payroll dates at twice the rate of Base Pay in effect as of the date of such Retirement, and, following the first anniversary thereof, the Company shall pay Mr. Oglesby an amount equal to 200% of the Target Bonus in effect as of the date of such Retirement, payable in equal payments on regular payroll dates over the next twelve months. The Retirement Pay shall also include a portion of the Target Bonus for the calendar year in which such Retirement occurs, prorated for the partial year of employment and paid in equal payments over the 24-month period beginning on the date of such Retirement, in the same manner as the foregoing payments.  Mr. Oglesby shall also be entitled to continued participation in any health, dental, disability and life insurance plans in which he was participating immediately prior to such Retirement, until Mr. Oglesby obtains other employment or December 31 of the second year following the year in which such Retirement occurs, whichever occurs first. In addition, in the event of his Retirement, Mr. Oglesby’s deferred compensation, restricted stock, restricted stock units, and stock options shall automatically vest (with all stock options remaining exercisable for two years thereafter, subject to earlier expiration pursuant to the terms of the application plan or award agreement), and all performance units shall be treated as set forth in the applicable award agreement as if Mr. Oglesby’s employment had been involuntarily terminated without cause following a Change of Control.

On May 4, 2007, the Board granted (i) 20,000 shares of non-performance-based restricted common stock of the Company, par value $.01 per share (the “Restricted Stock”) to Mr. Oglesby in connection with the execution of the Agreement, and (ii) 10,000 shares of Restricted Stock to J. Gordon Smith, Senior Vice President and Chief Financial Officer of the Company.  Each Restricted Stock award was made pursuant to the terms of a Restricted Share Award Agreement (an “Award Agreement”), effective as of May 4, 2007, and the terms of the Company’s 2002 Equity Incentive Plan (the “Plan”).  Each Restricted Stock award vests in three equal annual installments beginning on May 4, 2008, the first anniversary of the grant, and on each of the next two anniversaries thereafter.  Any unvested Restricted Stock will carry dividends and voting rights. The Restricted Stock awards will automatically vest (i) in the event of a “Change of Control” (as defined in the Plan) and (ii) in the event of a termination of employment due to the death or “Disability” (as defined in the applicable Award Agreement) of Mr. Smith or Mr. Oglesby, as the case may be. The form of Award Agreement for grants of Restricted Stock to employees of the Company is attached hereto as Exhibit 10.2. The summary of these Restricted Stock awards is qualified in its entirety by reference to the Award Agreement, which Award Agreement is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

At a meeting of the Board on May 4, 2007, the Board declared a quarterly dividend of $0.20 per share payable on May 25, 2007 to shareholders of record at the close of business on May 11, 2007.

On May 7, 2007, the Company issued a press release announcing such dividend payment, a copy of which is being furnished as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Amended Employment Agreement of Charles Oglesby, dated as of May 4, 2007
10.2	Form of Restricted Share Award Agreement for employees of Asbury Automotive Group, Inc.
99.1	Press Release dated May 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 8, 2007	By:	/s/ J. Gordon Smith
Name: J. Gordon Smith
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Employment Agreement of Charles Oglesby, dated as of May 4, 2007
10.2	Form of Restricted Share Award Agreement for employees of Asbury Automotive Group, Inc.
99.1	Press Release dated May 7, 2007